CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus
constituting part of this Amendment No. 1 to the
Registration Statement on Form SB-2 for Sky Way
Aircraft Inc., of our report dated May 8, 2002,
relating to the April 30, 2002 financial statements
of Sky Way Aircraft Inc., which appears in such
Prospectus.   We also consent to the reference to
us under the heading "Experts".

/s/PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 23, 2002